UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 10, 2015

TRW Automotive Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31970	81-0597059
(Commission File Number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan	48150
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (734) 855-2600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) Certain Compensation Matters Applicable to the Named Executive Officers

At a meeting held on February 10, 2015, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of TRW Automotive Holdings Corp. (the “Company”), among other things, approved and authorized the Company to enter into long-term cash incentive award (“Cash Award”) agreements with certain of the Company’s executive officers, including certain of its named executive officers.  The value of the Cash Award granted to each named executive officer of the Company (each, an “NEO”) was set at a per participant value equivalent to the comparable 2014 value.  These awards are consistent with the terms of the Agreement and Plan of Merger, dated as of September 15, 2014, between the Company, ZF Friedrichshafen AG and MSNA, Inc., which contemplated that fixed cash awards would be issued in lieu of equity awards.

The grant date of the Cash Awards was set as February 12, 2015.  By their terms, one-third of each of the Cash Awards will vest and become payable on each of the first, second and third anniversaries of the grant date (each of which is considered an installment under the Cash Award agreements) assuming that the award holder has been continuously employed throughout the vesting period, subject to provisions allowing for (i) earlier payment of the remaining unvested portion of the Cash Award in the event of termination of employment by the Company without Cause or by the executive with Good Reason within two years after a Change in Control, (ii) continued payment of the award in accordance with the three-year vesting schedule after Retirement, (iii) payment of the next installment of the award upon death or Disability, and (iv) payment of the next installment of the award (or, for Mr. Plant, continued payment of the remaining unvested portion of the award in accordance with the three-year vesting schedule) in the case of a termination of employment without Cause or by the executive with Good Reason that does not occur within two years after a Change of Control as specified in clause (i) above.  Capitalized terms used but not defined herein have the meanings set forth in the Cash Award agreements.

The Cash Award granted to each of the following NEOs was as follows:

John C. Plant, President and Chief Executive Officer	$10,291,000
Joseph S. Cantie, Executive Vice President and Chief Financial Officer	3,200,000
Peter J. Lake, Executive Vice President, Sales and Business Development	1,280,000
Neil E. Marchuk, Executive Vice President, Human Resources	1,254,000

The foregoing summary is qualified in its entirety by reference to the full text of the form of Chief Executive Officer Long-Term Cash Incentive Award Agreement and Executive Officer Long-Term Cash Incentive Award Agreement attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

ITEM 9.01.                               FINANCIAL STATEMENTS AND EXHIBITS.

(d)         Exhibits.  (Including those incorporated by reference)

Exhibit No.	Description

10.1*	Form of Chief Executive Officer Long-Term Cash Incentive Award Agreement.

10.2*	Form of Executive Officer Long-Term Cash Incentive Award Agreement.

*  Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.

Dated: February 13, 2015	By:	/s/ Neil E. Marchuk
Neil E. Marchuk
Executive Vice President, Human Resources

Index to Exhibits

Exhibit No.	Description

10.1	Form of Chief Executive Officer Long-Term Cash Incentive Award Agreement.

10.2	Form of Executive Officer Long-Term Cash Incentive Award Agreement.